Exhibit 4.6

TERMS OF

SERIES A/SERIES B CAPITAL SECURITIES

COMMON SECURITIES

Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of December 13, 1999 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Indenture or, if not defined therein, as defined in the Offering Memorandum):

1. Designation and Number.

(a) Capital Securities. 5,000 Series A Capital Securities of the Trust and 5,000 Series B Capital Securities of the Trust, each series with an aggregate Liquidation Amount with respect to the assets of the Trust of $5,000,000 and each such Security with a Liquidation Amount with respect to the assets of the Trust of $1,000 per Security, are hereby designated for the purposes of identification only as "Series A Capital Securities" and "Series B Capital Securities", respectively (collectively, the "Capital Securities") . The certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or quotation system on which the Capital Securities are listed or quoted, if any.

(b) Common Securities. 155 Common Securities of the Trust with an aggregate Liquidation Amount with respect to the assets of the Trust of $155,000 and each such Security with a Liquidation Amount with respect to the assets of the Trust of $1,000 per Security, are hereby designated for the purposes of identification only as "Common Securities" (the "Common Securities"). The certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2. Distributions.

(a) Distributions payable on each Security will be fixed at a rate per annum of 9.50% (the "Coupon Rate") of the Liquidation Amount of such Security (the "Liquidation Amount"), such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear additional distributions thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes distributions of any such compounded interest unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

(b) Distributions on the Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from the date of issuance of the Securities and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1999, except as otherwise described below. The amount of Distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period of less than a full calendar month on the basis of the actual number of days elapsed in such month. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). So long as no Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive quarterly periods, including the first such quarterly period during such period (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with additional Distributions thereon at the Coupon Rate (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) compounded quarterly on the relevant Distribution Dates during any such Extension Period. Prior to the expiration of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all previous and further extensions, if any, within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Upon the expiration of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

(c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the date fifteen days prior to the relevant Distribution Date, which Distribution Dates correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Capital Securities will be made as follows: (i) if the Capital Securities are held in the form of Global Capital Securities by a Clearing Agency (or its nominee), in accordance with the procedures of the Clearing Agency; and (ii) if the Capital Securities are held in the form of Definitive Capital Securities, by check mailed to the address of the Holder thereof as reflected in the records of the Registrar unless otherwise agreed by the Trust. The relevant record dates for the Common Securities shall be the same as the record dates for the Capital Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Holder on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture.

(d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined in Section 8 below) among the Holders in accordance with the terms of said Section 8.

3. Liquidation Distribution Upon Dissolution.

In the event of any dissolution of the Trust or if the Sponsor otherwise gives notice of its election to liquidate the Trust pursuant to Section 8.l(a)(iii) of the Declaration, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the Holders a Like Amount (as defined below) of the Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such Holders will be entitled to receive pro rata out of the assets of the Trust legally available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution").

"Like Amount" means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed.

If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis as set forth in Section 8.

4. Redemption and Distribution.

(a) Upon the repayment of the Debentures on the Maturity Date thereof or prepayment thereof (in whole or in part) prior thereto in accordance with the terms thereof, the proceeds from such repayment or prepayment shall be simultaneously applied by the Property Trustee (subject to the Property Trustee having received notice no later than 45 days prior to such repayment or prepayment) to redeem a Like Amount of the Securities at a redemption price equal to (i) in the case of the repayment of the Debentures on the Maturity Date, the Maturity Redemption Price (as defined below), (ii) in the case of the optional prepayment of the Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (as defined below), and ( iii) in the case of the optional prepayment of the Debentures other than as a result of the occurrence and continuance of a Special Event, the Optional Redemption Price (as defined below). The Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price are referred to collectively as the "Redemption Price". Holders will be given not less than 30 nor more than 60 days notice of such redemption.

(b) (i) The "Maturity Redemption Price", with respect to a redemption of Securities, shall mean an amount equal to the principal of and accrued and unpaid interest on the Debentures as of the Maturity Date thereof.

(ii) In the case of an optional prepayment of the Debentures, if fewer than all the outstanding Securities are to be so redeemed, the Capital Securities will be redeemed Pro Rata and the Capital Securities to be redeemed will be determined as described in Section 4(f)(ii) below. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to optional prepayment, in whole but not in part, on or after December 31, 2004 (the "Initial Optional Redemption Date").

The Debenture Issuer shall have the right (subject to the conditions in the Indenture) to elect to prepay the Debentures in whole or in part at any time on or after the Initial Optional Redemption Date, upon not less than 30 days and not more than 60 days notice, at the Optional Prepayment Price and, simultaneous with such prepayment, to cause a Like Amount of the Securities to be redeemed by the Trust at the Optional Redemption Price on a Pro Rata basis. The "Optional Redemption Price" shall mean an amount equal to the Liquidation Amount of Securities to be redeemed, plus accumulated and unpaid Distributions thereon, if any, to the date of such redemption.

(c) If at any time a Tax Event or a Regulatory Capital Event (each as defined below, and each a "Special Event") occurs, the Debenture Issuer shall have the right (subject to the conditions set forth in the Indenture) at any time prior to the Initial Optional Redemption Date, upon not less than 30 nor more than 60 days notice, to prepay the Debentures, in whole but not in part, within the 90 days following the occurrence of such Special Event (the "90 Day Period"), and, simultaneous with such prepayment, to cause a Like Amount of the Securities to be redeemed by the Trust at the Special Event Redemption Price on a Pro Rata basis.

"Tax Event" shall occur upon receipt by the Administrative Trustee of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (ii) as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after December 13, 1999, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

"Regulatory Capital Event" shall mean that the Debenture Issuer shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after December 13, 1999, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Debenture Issuer shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

"Special Event Redemption Price" shall mean, with respect to a redemption of Securities, an amount equal to 100% of the principal amount of a Like Amount of Debentures to be redeemed, plus accumulated and unpaid interest thereon, if any, to the date of such redemption.

(d) On and from the date fixed by the Administrative Trustees for any distribution of Debentures and liquidation of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) certificates representing Definitive Capital Securities will be deemed to represent beneficial interests in a Like Amount of Debentures until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue, and (iii) if any Capital Securities are held in the form of Global Capital Securities, the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), as the Holder of the Global Capital Securities, will receive a registered global certificate or certificates representing all Debentures to be delivered upon such distribution including Debentures to be delivered upon delivery of certificates representing Definitive Capital Securities to the Holders thereof.

(e) The Trust may not redeem fewer than all the outstanding Securities unless all accumulated and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods that expire on or before the date of redemption.

(f) The procedure with respect to redemptions of Securities or distributions of Debentures shall be as follows:

(i) Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities that are to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for repayment or prepayment of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to the Holders. Each Redemption/Distribution Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

(ii) In the event that fewer than all the outstanding Securities are to be redeemed, the Securities to be redeemed shall be redeemed Pro Rata from each Holder, it being understood that, in respect of any Capital Securities registered in the name of and held of record by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), the distribution of the proceeds of such redemption will be made to the Clearing Agency or its nominee and disbursed by such Clearing Agency or its nominee in accordance with the procedures applied by such agency or nominee.

(iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, such notice shall be irrevocable, and (A) with respect to any Capital Securities in the form of Global Capital Securities held of record by the Clearing Agency or its nominee, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related maturity or prepayment of the Debentures by 10:00 a.m., New York City time, on the Maturity Date or the date of prepayment as the case may be, the Property Trustee or the Paying Agent will pay to the Clearing Agency or its nominee (or successor Clearing Agency or its nominee), by 12:00 noon, New York City time, on such Maturity Date or prepayment date, which also shall be the redemption date, funds sufficient to pay the applicable Redemption Price with respect to such Capital Securities, and (B) with respect to Capital Securities in the form of Definitive Capital Securities and Common Securities, provided that the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related maturity or prepayment of the Debentures, the Property Trustee or the Paying Agent will pay the relevant Redemption Price to the Holders of such Securities against presentation to the Registrar of the certificates therefor. If a Redemption/Distribution Notice shall have been given and funds deposited with the Property Trustee to pay the Redemption Price (including all unpaid Distributions) with respect to the Securities called for redemption, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions will cease to accumulate on the Securities so called for redemption and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

(iv) Payment of accumulated and unpaid Distributions on the redemption date of any Securities will be subject to the rights of Holders of such Securities on the close of business on a regular record date in respect of a Distribution Date occurring on or prior to such redemption date.

(v) Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of (A) any Securities beginning on the opening of business 15 days before the day of mailing of a Redemption Notice or any notice of selection of Securities for redemption or (B) any Securities selected for redemption (except the unredeemed portion of any Security being redeemed). If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or the Paying Agent or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, on the date fixed for redemption, (A) Distributions on such Securities will continue to accumulate from such redemption date to the actual date of payment, and (B) the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

(vi) Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust (A) in respect of any Global Capital Securities, to the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), (B) in respect of Definitive Capital Securities to the Holders thereof, and (C) in respect of the Common Securities, to the Holder thereof.

(vii) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and banking laws), the Sponsor or any of its Affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

5. Voting Rights - Capital Securities.

(a) Except as provided under Sections 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights.

(b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or executing any trust or power conferred on such Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Capital Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on any due date (including any Interest Payment Date or prepayment date or the Maturity Date), then a Holder of Capital Securities may directly institute a legal proceeding for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holder or Holders of Common Securities will be subrogated to the rights of the Holders of Capital Securities to the extent of any payment made by the Debenture Issuer to the Holders of Capital Securities in such Direct Action. Except as provided in the second preceding sentence, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

Any approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all Holders of Securities in the Trust or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

6. Voting Rights - Common Securities.

(a) Except as provided under Sections 6(b), 6(c), and 7 or as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

(b) Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the Holder of the Common Securities. If an Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the Holders of a Majority in Liquidation Amount of the outstanding Capital Securities. In no event will the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Sponsor as the Holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

(c) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or executing any trust or power conferred on such Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of all outstanding Common Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Common Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Common Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Common Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

7. Amendments to Declaration and Indenture.

In addition to the requirements set out in Section 12.1 of the Declaration, the Declaration may be amended from time to time by the Sponsor and the Trustees, without the consent of the Holders (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provisions, or to make any other provisions with respect to matters or questions arising under the Declaration which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an "Investment Company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Holder of Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the Holders of the Securities. The Declaration also may be amended by the Trustees and the Sponsor with (i) the consent of Holders representing a Majority in Liquidation Amount of all outstanding Securities, and (ii) receipt by the Trustees of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "Investment Company" under the Investment Company Act, provided that, without the consent of each Holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

8. Pro Rata.

A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder according to the aggregate Liquidation Amount of the Securities held by the relevant Holder in relation to the aggregate Liquidation Amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate Liquidation Amount of Capital Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate Liquidation Amount of Common Securities held by the relevant Holder relative to the aggregate Liquidation Amount of all Common Securities outstanding.

9. Ranking.

The Capital Securities rank pari passu with the Common Securities and payment thereon shall be made Pro Rata with the Common Securities, except that, if an Event of Default under the Declaration occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the Holders of the Capital Securities shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

10. Acceptance of Securities Guarantee and Indenture.

Each Holder of Capital Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee and the Common Securities Guarantee, respectively, including the subordination provisions therein and to the provisions of the Indenture.

11. No Preemptive Rights.

The Holders shall have no preemptive rights to subscribe for any additional securities.

12. Miscellaneous.

These terms constitute a part of the Declaration.

The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee or the Common Securities Guarantee (as may be appropriate), and the Indenture (including any supplemental indenture) to a Holder without charge on written request to the Sponsor at its principal place of business.

EXHIBIT A-1

FORM OF CAPITAL SECURITY CERTIFICATE

[FORM OF FACE OF SECURITY]

[IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT: THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION, AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH ARROW FINANCIAL CORPORATION (THE "SPONSOR") OR ANY AFFILIATE OF THE SPONSOR WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY), EXCEPT (A) TO THE SPONSOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY OR AN INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE SPONSOR PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A TRANSFEREE LETTER OF REPRESENTATION IN THE FORM ATTACHED AS APPENDIX C TO THE OFFERING MEMORANDUM, DATED DECEMBER 10, 1999, OF THE TRUST IS COMPLETED AND DELIVERED TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY OR AN INTEREST OR PARTICIPATION HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.

Certificate Number ___ Number of Capital Securities

CUSIP NO.

Certificate Evidencing Capital Securities

of

Arrow Capital Trust I

9.50% Series _____ Capital Securities

(Liquidation Amount $1,000 per Capital Security)

Arrow Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ________________________ (the "Holder") is the registered owner of ______ capital securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.50% Series ______ Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are set forth herein, on the reverse hereof and in the Amended and Restated Declaration of Trust of the Trust dated as of December 13, 1999, as the same may be amended from time to time (the "Declaration"), and shall in all respects be subject to the provisions thereof, including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Each capitalized term used but not defined herein or in any legend, form or certificate hereon shall have the meaning given to it in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to any Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

By its acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this _______ day of ____________, ____.

ARROW CAPITAL TRUST I

By:

Name:

as Administrative Trustee

PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated: ________________, ____

The Chase Manhattan Bank,

as Property Trustee

By:

Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Distributions payable on each Capital Security will be fixed at a rate per annum of 9.50% (the "Coupon Rate") of the Liquidation Amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law).. The term "Distributions", as used herein, includes such cash distributions and any such compounded interest unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from the date of issuance of the Capital Securities and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1999, except as otherwise described below and in the Declaration. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default (as defined in the Indenture) has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payment of interest on the Debentures by extending the interest payment period at any time and from time to time for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions, if any, within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of Distributions that have accumulated but have not been paid during any Extension Period will be payable to Holders as they appear on the books and records of the Trust on the record date for the first scheduled Distribution payment date following the expiration of such Extension Period. Upon the expiration of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

Subject to the Sponsor obtaining any regulatory prior approval then required and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee shall, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the Holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

The Capital Securities shall be redeemable as provided in the Declaration.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent

to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee*:

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

Include the following if the Capital Security bears a Restricted Securities Legend:

In connection with any transfer of any of the Capital Securities evidenced by this certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

(l) ? exchanged for the undersigned's own account without transfer; or

(2) ? transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ? transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act of 1933 that is acquiring the Capital Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933; or

(4) ? transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(5) ? transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Capital Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Capital Securities, such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, the transferee must also certify that it is a "qualified institutional buyer" as defined in Rule 144A or (ii) if box (3) is checked, the transferee must also provide to the Exchange Agent a Transferee Letter of Representation in the form attached to the Offering Memorandum of the Trust dated December 10, 1999; provided, further, that after the date that a Registration Statement has been filed and for so long as such Registration Statement continues to be effective, the Registrar may only permit transfers for which box (5) has been checked.

Date:__________________

Signature:_____________________________________________________

(Sign exactly as your name appears on the other side of this Capital Security)

EXHIBIT A-2

FORM OF COMMON SECURITY CERTIFICATE

[FORM OF FACE OF SECURITY]

THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS COMMON SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS COMMON SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH ARROW FINANCIAL CORPORATION (THE "SPONSOR") OR ANY AFFILIATE OF THE SPONSOR WAS THE OWNER OF THIS COMMON SECURITY (OR ANY PREDECESSOR OF THIS COMMON SECURITY), EXCEPT (A) TO THE SPONSOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS COMMON SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS COMMON SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE SPONSOR PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT A TRANSFEREE LETTER OF REPRESENTATION IN THE FORM ATTACHED AS APPENDIX C TO THE OFFERING MEMORANDUM, DATED DECEMBER 10, 1999, OF THE TRUST IS COMPLETED AND DELIVERED TO THE TRUST. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Certificate Number ___ Number of Common Securities

Certificate Evidencing Common Securities

of

Arrow Capital Trust I

9.50% Common Securities

(Liquidation Amount $1,000 per Common Security)

Arrow Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Arrow Financial Corporation (the "Holder") is the registered owner of 155 common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 9.50% Common Securities (Liquidation Amount $1,000 per Common Security) (the "Common Securities") The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are set forth herein, on the reverse hereof and in the Amended and Restated Declaration of Trust of the Trust dated as of December 13, 1999, as the same may be amended from time to time (the "Declaration"), and shall in all respects be subject to the provisions thereof, including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Each capitalized term used but not defined herein or in any legend, form or certificate hereon shall have the meaning given to it in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to any Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

By its acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _________________, 1999.

ARROW CAPITAL TRUST I

By:____________________________

Name:

as Administrative Trustee

[FORM OF REVERSE OF SECURITY]

Distributions payable on each Common Security will be fixed at a rate per annum of 9.50% (the "Coupon Rate") of the Liquidation Amount of $1,000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such compounded interest unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

Distributions on the Common Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from December 13, 1999 and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1999, except as otherwise described below and in the Declaration. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. As long as no Event of Default (as defined herein) has occurred and is continuing, the Debenture Issuer has the right under the Indenture to defer payment of interest on the Debentures by extending the interest payment period at any time and from time to time for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an "Extension Period"), provided that no Extension Period shall extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions, if any, within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, or extend beyond the Maturity Date of the Debentures. Payments of Distributions that have accumulated but have not been paid during any Extension Period will be payable to Holders as they appear on the books and records of the Trust on the record date for the first scheduled Distribution payment date following the expiration of such Extension Period. Upon the expiration of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

Subject to the Sponsor obtaining any regulatory prior approval then required and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee shall, at the direction of the Sponsor, at any time liquidate the Trust and cause the Debentures to be distributed to the Holders to the Securities in liquidation of the Trust or, simultaneous with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

The Common Securities shall be redeemable as provided in the Declaration.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent

to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee*:

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

Include the following if the Common Security bears a Restricted Securities Legend:

In connection with any transfer of any of the Common Securities evidenced by this certificate, the undersigned confirms that such Common Securities are being:

CHECK ONE BOX BELOW

(l) ? exchanged for the undersigned's own account without transfer; or

(2) ? transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ? transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act of 1933 that is acquiring the Common Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933; or

(4) ? transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(5) ? transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Common Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Common Securities, such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, the transferee must also certify that it is a "qualified institutional buyer" as defined in Rule 144A or (ii) if box (3) is checked, the transferee must also provide to the Exchange Agent a Transferee Letter of Representation in the form attached to the Offering Memorandum of the Trust dated December 10, 1999; and provided, further, that after the date that a Registration Statement has been filed and for so long as such Registration Statement continues to be effective, the Registrar may only permit transfers for which box (5) has been checked.

Date:_____________________

Signature:_____________________________________________________

(Sign exactly as your name appears on the other side of this Capital Security)

I-11

A1-8

A2-6